Exhibit 10.89

AMENDMENT TO WARRANTS

This Amendment to Warrants (this “Amendment”), dated as of January 8, 2016 (the “Effective Date”), is by and between American Power Group Corporation, a Delaware corporation (the “Company”), and the party identified on the signature page to this Amendment (the “Purchaser”).

WHEREAS, the Purchaser is a party to that certain Securities Purchase Agreement dated as of the Effective Date (the “Purchase Agreement”), pursuant to which the Purchaser has purchased or will purchase shares of the Company’s Series D Convertible Preferred Stock (the “Shares”);

WHEREAS, it is a condition to the Purchaser’s obligation to purchase the Shares that the Company execute and deliver this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.	Definitions.

“Affiliate” has the meaning assigned to such term in the Purchase Agreement.

“Family” means, with respect to the Purchaser, any of the Purchaser’s spouse, domestic partner, parents or descendants (whether by blood or by adoption).

“Related Trust” means any trust a majority of the beneficial interests in which are owned by any one or more of the Purchaser and members of the Purchaser’s Family.

“Subject Warrants” means each Warrant, whether owned as of the Effective Date or acquired thereafter, by the Purchaser, any Affiliate of the Purchaser, any member of the Purchaser’s Family, or any Related Trust; provided, that any Warrant that is or becomes a Subject Warrant shall continue to be a Subject Warrant in the hands of any subsequent transferee or assignee thereof.

“Warrants” means each of the Common Stock purchase warrants issued by the Company pursuant to those certain Securities Purchase Agreements dated as of April 30, 2012 and November 26, 2014, or that certain Convertible Note Purchase Agreement dated as of June 2, 2015, together with any warrants issued upon the transfer or assignment thereof.

2.	Amendments to Subject Warrants.

(a)Notwithstanding the definition of “Exercise Price” in Section 2(b) of the Subject Warrants, the Exercise Price of the Subject Warrants is hereby reduced to $0.10 per share of Common Stock; provided, however, that, with respect to the Subject Warrants held by the Purchaser, any Affiliate of the Purchaser, any member of the Purchaser’s Family, or any Related Trust, together with any warrants issued upon the transfer or assignment thereof (all of such persons, together, the “Purchaser Group”), such reduction in the Exercise Price shall apply only to the exercise of a maximum number of shares of Common Stock by members of the Purchaser Group which equals the Purchaser’s Subscription Amount (as such term is defined in the Purchase Agreement) multiplied by 10.0222 (the “Reduction Limit”). Such reduction in the Exercise Price shall be applied with respect to exercises of Subject Warrants by the members of the Purchaser Group in the order in which Subject Warrants are exercised by such members. After such time as the Reduction

Limit applicable to the Purchaser Group has been reached, the Exercise Price with respect to any further exercises of Subject Warrants by members of the Purchaser Group shall again be $0.20 per share of Common Stock.

(b)Section 2(c) of each of the Subject Warrants is hereby amended by replacing the words “This Warrant” at the beginning of such section with the phrase “Except as otherwise provided below, this Warrant”.

(c)Section 2(c) of each of the Subject Warrants is hereby further amended by adding, immediately before the definition of “VWAP,” the following:

Notwithstanding the foregoing, or any other provision of this Warrant, this Warrant shall not be exercisable, in whole or in part, pursuant to this Section 2(c) unless and until all Common Stock purchase warrants issued by the Company pursuant to that certain Securities Purchase Agreement dated as of January __, 2016, held as of such date or acquired thereafter by the Holder, any Affiliate of the Holder, any member of the Holder’s Family, or any Related Trust, together with any warrants issued upon the transfer or assignment thereof, have been exercised in full in accordance with their terms. Any exercise or attempted exercise of this Warrant in violation of the foregoing restriction shall be null and void. As used in this Section 2(c), (i) “Family” means, with respect to the Holder, any of the Holder’s spouse, domestic partner, parents or descendants (whether by blood or by adoption), and (ii) “Related Trust” means any trust a majority of the beneficial interests in which are owned by any one or more of the Holder and members of the Holder’s Family.

3.No Other Amendments. All other provisions of the Warrants which are not inconsistent with this Amendment shall remain in full force and effect in accordance with their respective terms.

4.Third Party Beneficiaries. Each of the Purchaser’s Affiliates, each member of the Purchaser’s Family, each Related Trust, and each subsequent transferee or assignee of a Subject Warrant by any of the foregoing shall be a third-party beneficiary of this Amendment, and shall be entitled to enforce the provisions of this Amendment with respect to any Subject Warrant now owned or hereafter acquired.

5.Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Warrants.

6.Execution. This Amendment may be executed in counterparts, which together shall constitute one agreement binding on both parties hereto notwithstanding that the parties have not signed the same counterpart.

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(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa

Name: Charles E. Coppa

Title: Chief Financial Officer

[THE SIGNATURE PAGES TO THIS AMENDMENT TO THE AMERICAN POWER GROUP CORPORATION WARRANTS ARE ON FILE WITH AMERICAN POWER GROUP CORPORATION AND ARE INTENTIONALLY OMITTED]

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